                                                                     EXHIBIT 4.5


                         BRIGGS & STRATTON CORPORATION

                             OFFICERS' CERTIFICATE
                                      AND
                                 COMPANY ORDER

     With respect to the issuance by Briggs & Stratton Corporation (the "Company") of $100,000,000 aggregate principal amount of its 7 1/4% Notes due September 15, 2007 (the "Notes"), on behalf of the Company, Robert H. Eldridge and James E. Brenn, the undersigned officers of the Company, certify pursuant to Sections 2.1, 3.1 and 3.3 of the Indenture, dated as of June 4, 1997 (the "Indenture"), between the Company and Bank One, N.A., as Trustee (the "Trustee"), as follows:

     1. We have read Sections 2.1, 3.1 and 3.3 of the Indenture and the definitions therein relating hereto, reviewed the resolutions of the Board of Directors of the Company adopted on April 16, 1997 (attached as Exhibit C to the Secretary's Certificate of even date herewith), reviewed the Actions of the Authorized Officers of May 30, 1997 (attached as Exhibit D to the Secretary's Certificate of even date herewith, the "Actions of the Authorized Officers"), conferred with executive officers of the Company and, in our opinion, made such other examinations and investigations as are necessary to enable us to express an informed opinion as to whether Sections 2.1, 3.1 and 3.3 of the Indenture have been complied with.

     2. Based on the above-described examinations and investigations, in our opinion, all conditions precedent relating to the authentication and delivery of the Notes, including those conditions under Sections 2.1, 3.1 and 3.3 of the Indenture, have been complied with.

      3. The terms of the Notes are set forth in the Actions of the Authorized Officers.

      4. In accordance with the provisions of Section 3.3 of the Indenture, the Trustee is hereby authorized and requested to authenticate the Notes and to deliver the Notes to or at the direction of Credit Suisse First Boston Corporation.

      Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture.

    IN WITNESS WHEREOF, on behalf of the Company, the undersigned have executed this Officers' Certificate and Company Order as of this 4th day of June, 1997.

                               BRIGGS & STRATTON CORPORATION



                               By:   /s/ ROBERT H. ELDRIDGE
                                     ------------------------------------------
                                     Name: Robert H. Eldridge
                                     Title:  Executive Vice President and Chief
                                     Financial Officer, Secretary-Treasurer




                               By:   /s/ JAMES E. BRENN
                                     ------------------------------------------
                                     Name:  James E. Brenn
                                     Title:   Vice President and Controller




                                      -2-